Exhibit 99.1

SEE Reports Q3 2022 Results
Leading in Automation, Digital, and Sustainable Packaging Solutions

Net sales of $1.4 billion, flat as reported; up 5% constant currency
Net earnings of $133 million, up 23%
Adjusted EBITDA of $293 million, up 8% as reported; up 12% constant currency
Earnings per share (Diluted) of $0.91, up 28%
Adjusted Earnings per share (Diluted) of $0.98, up 14% as reported; up 19% constant currency
Cash flow from operations (year to date) of $321 million, down 15%
Accelerating growth investments - CapEx of $184 million, up 19%, in 2022
CHARLOTTE, N.C., November 1, 2022 – SEE (NYSE: SEE) announced financial results for Q3 2022.
“We delivered an 8% increase in Adjusted EBITDA in the quarter, despite continued cost inflation, foreign currency headwinds and slowing demand. Our SEE Operating Engine is powering through these challenging times.
We are creating value for our customers through Automation, Digital and Sustainable solutions. We are making bold investments in people, technology and our business, as we accelerate SEE's journey to world-class performance," said Ted Doheny, SEE’s President and CEO.

Unless otherwise stated, all results compare third quarter 2022 to third quarter 2021 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported. Year-over-year comparisons are also made on an organic basis and constant dollar basis, which are non-U.S. GAAP measures. Organic refers to changes in unit volume and price performance and excludes acquisitions in the first year after closing, divestiture activity and the impact of currency translation. Constant dollar refers to changes in net sales and earnings, excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Business Segment Highlights
Third quarter net sales in Food were $830 million, an increase of 4% as reported. Currency fluctuations had an unfavorable impact of $42 million, or 5%. On a constant dollar basis, net sales increased $74 million, or 9%. Price realization had a favorable impact of 13%, with increases across all regions in response to the current inflationary environment. Volumes decreased by 4%, driven by food retail market declines across the Americas and EMEA regions and the adverse impact from prior supply disruptions. Adjusted EBITDA of $185 million, or 22.3% of net sales, increased 9% from $169 million, or 21.2% of net sales. The increase in Adjusted EBITDA was primarily attributable to favorable net price realization and productivity improvements, partially offset by lower volumes.

Third quarter net sales in Protective were $571 million, a decrease of 6% as reported. Currency fluctuations had an unfavorable impact of $29 million, or 5%, while the divestiture of Reflectix, Inc. had an unfavorable impact of $12 million, or 2%. On an organic basis, net sales increased $2 million, with price realization having a favorable impact of $76 million, or 12%, with increases realized across all regions in response to the current inflationary environment. Volumes decreased $74 million, or 12%, resulting from recessionary pressures in the industrial and fulfillment markets. Adjusted EBITDA increased 7% to $109 million, or 19.2% of net sales, as compared to $103 million, or 16.9% of net sales. The increase in Adjusted EBITDA was primarily attributable to favorable net price realization, partially offset by lower volumes.
Third Quarter 2022 U.S. GAAP Summary
Net sales of $1.4 billion were essentially flat as reported, with the Americas increasing 3%, EMEA decreasing 6%, and APAC decreasing 5%.
Net earnings were $133 million, or $0.91 per diluted share, as compared to net earnings of $108 million, or $0.71 per diluted share. The prior year results were unfavorably impacted by a $15 million pre-tax loss on debt redemption, partially offset by a $7 million pre-tax gain on an equity investment.
Income tax expense was $51 million, resulting in an effective tax rate of 27.9% in third quarter 2022. This compares to an income tax expense of $47 million in the prior year, or an effective tax rate of 30.2%.
Third Quarter 2022 Non-U.S. GAAP Summary
Net sales increased $64 million, or 5%, on a constant dollar basis. Price realization had a favorable impact of $176 million, or 13%, while volumes decreased by $102 million, or 7%. Constant dollar net sales were higher across all regions, with EMEA increasing 7%, APAC increasing 5%, and the Americas increasing 4%. Currency fluctuations had an unfavorable impact of $71 million, or 5%.
Adjusted EBITDA was $293 million, or 20.9% of net sales, as compared to $271 million, or 19.2%. The increase in Adjusted EBITDA margin was largely due to favorable net price realization, partially offset by lower volumes. Currency fluctuations had an unfavorable impact of $10 million, or 4%, in third quarter 2022.
The Adjusted Tax Rate was 25.6% in third quarter 2022, as compared to 24.9% in the prior year.
Adjusted earnings per diluted share increased to $0.98, from $0.86, primarily due to Adjusted EBITDA growth. Currency fluctuations had an unfavorable impact of $0.04, or 5%, in third quarter 2022.
Cash Flow and Net Debt
Cash flow provided by operating activities in the first nine months of 2022 was a source of $321 million, as compared to a source of $378 million during the prior year period.
Capital expenditures in the first nine months of 2022 were $184 million, as compared to $155 million during the prior year period, to support growth initiatives. Free Cash Flow, defined as net cash provided by operating

2

activities less capital expenditures, was a source of $137 million for the first nine months of 2022, as compared to a source of $223 million during the prior year period, primarily due to unfavorable working capital.
During the first nine months of 2022, the Company repurchased 4.5 million shares, valued at $280 million (average of approximately $62 per share), and paid cash dividends of approximately $90 million.
Total debt was $3.6 billion as of September 30, 2022 and $3.7 billion as of December 31, 2021. Net Debt, defined as total debt less cash and cash equivalents, was $3.4 billion as of September 30, 2022, as compared to $3.1 billion as of December 31, 2021. As of September 30, 2022, SEE had approximately $1.4 billion of available liquidity comprised of $249 million of cash and $1.12 billion available under our committed credit facilities.
Updated 2022 Full Year Outlook
For the full year 2022, SEE now expects net sales to be in the range of $5.65 to $5.75 billion, compared to the previous outlook in the range of $5.85 to $6.05 billion and Adjusted EBITDA to be in the range of $1.21 to $1.23 billion, compared to the previous outlook in the range of $1.22 to $1.25 billion.
The Company forecasts full year Adjusted EPS to be in the range of $4.05 to $4.15, which is based on approximately 147 million shares outstanding and an Adjusted Tax Rate of approximately 25.5%. The previous Adjusted EPS range was $4.05 to $4.20, which was based on approximately 148 million shares outstanding and an Adjusted Tax Rate of 26%.
The Company now expects full year Free Cash Flow in 2022 to be in the range of $460 to $500 million, compared to the previous outlook in the range of $510 to $550 million.
Conference Call Information
SEE will host a conference call and webcast on Tuesday, November 1, 2022 at 10:00 a.m. (ET) to discuss our Third Quarter 2022 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter.
About SEE
Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ brand smart packaging and digital printing.

SEE’s Operating Model, together with our industry-leading expertise in materials, engineering and technology, create value through more sustainable, automated, and digitally connected packaging solutions.

We are leading the packaging industry in creating a more environmentally, socially, and economically sustainable future and have pledged to design or advance 100% of our packaging materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040. Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and a caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.
SEE generated $5.5 billion in sales in 2021 and has approximately 16,500 employees who serve customers in 114 countries/territories. To learn more, visit sealedair.com.
Website Information
We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The

3

information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, adjustments in the valuation of our "SEE Ventures" portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash

4

generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Company Contacts

Investor Relations
Brian Sullivan
Brian.c.sullivan@sealedair.com
704.503.8841

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

5

The supplementary information included for 2022 in this press release on the current and subsequent pages is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2022	2021	2022	2021
Net sales	$1,400.4	$1,406.7	$4,236.0	$4,002.3
Cost of sales	966.8	1,003.0	2,887.1	2,796.8
Gross profit	433.6	403.7	1,348.9	1,205.5
Selling, general and administrative expenses	196.3	190.3	600.5	571.2
Amortization expense of intangible assets	8.7	9.7	27.0	29.1
Restructuring charges	0.6	2.4	4.6	4.5
Operating profit	228.0	201.3	716.8	600.7
Interest expense, net	(40.9)	(42.4)	(119.3)	(127.6)
Other expense, net	(3.1)	(4.5)	(47.4)	(3.9)
Earnings before income tax provision	184.0	154.4	550.1	469.2
Income tax provision	51.4	46.6	153.5	147.0
Net earnings from continuing operations	132.6	107.8	396.6	322.2
Gain (Loss) on sale of discontinued operations, net of tax	1.6	(0.1)	0.7	3.7
Net earnings	$134.2	$107.7	$397.3	$325.9
Basic:
Continuing operations	$0.91	$0.72	$2.71	$2.12
Discontinued operations	0.01	—	0.01	0.03
Net earnings per common share - basic	$0.92	$0.72	$2.72	$2.15
Weighted average common shares outstanding - basic	145.2	149.9	146.3	151.8

Diluted:
Continuing operations	$0.91	$0.71	$2.68	$2.10
Discontinued operations	0.01	—	0.01	0.03
Net earnings per common share - diluted	$0.92	$0.71	$2.69	$2.13
Weighted average common shares outstanding - diluted	146.6	151.4	147.8	153.2

6

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$248.8	$561.0
Trade receivables, net	637.3	620.3
Income tax receivables	20.8	28.8
Other receivables	95.8	83.7
Inventories, net	962.4	725.7
Prepaid expenses and other current assets	66.1	50.1
Total current assets	2,031.2	2,069.6
Property and equipment, net	1,231.0	1,232.0
Goodwill	2,157.1	2,189.4
Identifiable intangible assets, net	140.6	152.6
Deferred taxes	117.1	138.4
Non-current assets held for sale	—	1.5
Operating lease right-of-use-assets	70.1	63.8
Other non-current assets	328.0	382.0
Total assets	$6,075.1	$6,229.3
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$2.4	$1.3
Current portion of long-term debt	401.0	487.2
Current portion of operating lease liabilities	22.4	21.2
Accounts payable	912.5	959.9
Accrued restructuring costs	8.5	10.2
Income tax payable	26.0	22.7
Other current liabilities	504.2	504.8
Total current liabilities	1,877.0	2,007.3
Long-term debt, less current portion	3,235.7	3,219.6
Long-term operating lease liabilities, less current portion	51.9	44.5
Deferred taxes	51.9	46.7
Non-current liabilities held for sale	—	0.9
Other non-current liabilities	640.4	661.6
Total liabilities	5,856.9	5,980.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	23.3	23.2
Additional paid-in capital	2,145.2	2,123.4
Retained earnings	3,098.3	2,790.7
Common stock in treasury	(4,019.1)	(3,754.7)
Accumulated other comprehensive loss, net of taxes	(1,029.5)	(933.9)
Total stockholders’ equity	218.2	248.7
Total liabilities and stockholders’ equity	$6,075.1	$6,229.3

7

Calculation of Net Debt
(Unaudited)

(In USD millions)	September 30, 2022	December 31, 2021
Short-term borrowings	$2.4	$1.3
Current portion of long-term debt	401.0	487.2
Long-term debt, less current portion	3,235.7	3,219.6
Total debt	3,639.1	3,708.1
Less: cash and cash equivalents	(248.8)	(561.0)
Non-U.S. GAAP Net Debt	$3,390.3	$3,147.1

8

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In USD millions)	2022	2021
Net earnings	$397.3	$325.9
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	264.7	215.3
Changes in operating assets and liabilities:
Trade receivables, net	(65.7)	(117.2)
Inventories, net	(289.0)	(168.8)
Accounts payable	4.8	173.6
Customer advance payments	7.0	7.6
Income tax receivable/payable	12.9	44.4
Other assets and liabilities	(11.2)	(103.3)
Net cash provided by operating activities	$320.8	$377.5
Cash flows from investing activities:
Capital expenditures	(183.5)	(154.8)
Proceeds related to sale of business and property and equipment, net	9.2	1.1
Business acquired in purchase transactions, net of cash acquired	(9.7)	(0.1)
Payments associated with debt, equity and equity method investments	(2.6)	(16.0)
Settlement of foreign currency forward contracts	2.8	7.8
Proceeds of corporate owned life insurance	—	7.7
Net cash used in investing activities	$(183.8)	$(154.3)
Cash flows from financing activities:
Net proceeds (payments) of short-term borrowings	1.5	(6.7)
Proceeds from long-term debt	423.2	601.5
Payments of long-term debt	(425.0)	(522.6)
Payments of debt modification/extinguishment costs	(15.1)	(13.3)
Dividends paid on common stock	(89.5)	(86.0)
Impact of tax withholding on share-based compensation	(26.2)	(14.8)
Repurchases of common stock	(280.2)	(329.5)
Principal payments related to financing leases	(7.7)	(7.8)
Net cash used in financing activities	$(419.0)	$(379.2)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(30.2)	$1.5
Cash and cash equivalents	561.0	548.7
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$561.0	$548.7
Net change during the period	$(312.2)	$(154.5)
Cash and cash equivalents (includes $0.5 in 2021 of cash classified as held for sale)	248.8	394.2
Restricted cash and cash equivalents	—	—
Balance, end of period	$248.8	$394.2

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$320.8	$377.5
Capital expenditures for property and equipment	(183.5)	(154.8)
Non-U.S. GAAP Free Cash Flow	$137.3	$222.7

9

	Nine Months Ended September 30,
(In USD millions)	2022	2021
Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$128.7	$137.8
Income tax payments, net of cash refunds	$133.6	$75.0
Restructuring payments including associated costs	$19.1	$16.4
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$22.7	$28.0

(1)    2022 adjustments primarily consist of depreciation and amortization of $138 million, share-based compensation expense of $40 million, impairment of equity investment of $32 million, profit sharing expense of $21 million, provision for inventory obsolescence of $14 million, and loss on debt redemption and refinancing activities of $11 million. 2021 adjustments primarily consist of depreciation and amortization of $136 million, share-based compensation expense of $33 million, profit sharing expense of $17 million, loss on debt redemption and refinancing activities of $15 million, and provision for inventory obsolescence of $8 million.

10

Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
U.S. GAAP net earnings and diluted EPS from continuing operations	$132.6	$0.91	$107.8	$0.71	$396.6	$2.68	$322.2	$2.10
Special Items(1)	10.4	0.07	22.1	0.15	63.3	0.43	50.7	0.33
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS	$143.0	$0.98	$129.9	$0.86	$459.9	$3.11	$372.9	$2.43
Weighted average number of common shares outstanding - Diluted		146.6		151.4		147.8		153.2
Reconciliation of Adjusted EPS growth to comparable constant currency growth
% growth - Adjusted EPS		14%				28%
% currency impact		5%				5%
% comparable constant currency		19%				33%

(1)Special Items include items in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2022	2021	2022	2021
Special Items:
Restructuring charges	$0.6	$2.4	$4.6	$4.5
Other restructuring associated costs(i)	1.6	5.4	8.5	15.5
Foreign currency exchange loss due to highly inflationary economies	2.2	0.9	5.9	2.9
Loss on debt redemption and refinancing activities	—	14.7	11.2	14.7
Fair value (gain)/impairment loss on equity investments	—	(6.6)	31.6	(6.6)
Charges related to acquisition and divestiture activity	0.3	0.8	(0.8)	1.9
Other Special Items(ii)	3.6	1.0	3.6	1.9
Pre-tax impact of Special Items	8.3	18.6	64.6	34.8
Tax impact of Special Items and Tax Special Items	2.1	3.5	(1.3)	15.9
Net impact of Special Items	$10.4	$22.1	$63.3	$50.7
Weighted average number of common shares outstanding - Diluted	146.6	151.4	147.8	153.2
Loss per share impact from Special Items	$(0.07)	$(0.15)	$(0.43)	$(0.33)

(i)    Restructuring associated costs for the three and nine months ended September 30, 2022 and 2021 primarily relate to fees paid to third-party consultants in support of the Reinvent SEE business transformation. The nine months ended September 30, 2022 also includes site consolidation costs and the nine months ended September 30, 2021 also includes a one-time, non-cash cumulative translation adjustment (CTA) loss recognized due to the wind-up of one of our legal entities.
(ii)    Other Special Items for the three and nine months ended September 30, 2022 relate to fees paid for professional services, including legal fees, directly associated with Special Items of events that are considered one-time or infrequent in nature. For the nine months ended September 30, 2022, the professional fees are partially offset by a one-time gain on the disposal of land in the UK.

11

The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2022	2021	2022	2021
U.S. GAAP Earnings before income tax provision from continuing operations	$184.0	$154.4	$550.1	$469.2
Pre-tax impact of Special Items	8.3	18.6	64.6	34.8
Non-U.S. GAAP Adjusted Earnings before income tax provision	$192.3	$173.0	$614.7	$504.0

U.S. GAAP Income tax provision from continuing operations	$51.4	$46.6	$153.5	$147.0
Tax Special Items(1)	(3.6)	(7.5)	(13.4)	(23.0)
Tax impact of Special Items	1.5	4.0	14.7	7.1
Non-U.S. GAAP Adjusted Income tax provision	$49.3	$43.1	$154.8	$131.1

U.S. GAAP Effective income tax rate	27.9%	30.2%	27.9%	31.3%
Non-U.S. GAAP Adjusted income tax rate	25.6%	24.9%	25.2%	26.0%

(1)For the nine months ended September 30, 2022, Tax Special Items reflect accruals for unresolved controversy and nonrecurring intercompany dividend distributions. For the nine months ended September 30, 2021, Tax Special Items reflect legislative and administrative changes to enacted statues and accruals for unresolved controversy.

12

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2021 Net Sales	$797.4	56.7%	$609.3	43.3%	$1,406.7	100.0%

Price	100.8	12.6%	75.6	12.4%	176.4	12.5%
Volume(1)	(28.4)	(3.5)%	(74.0)	(12.1)%	(102.4)	(7.2)%
Total organic change (non-U.S. GAAP)(2)	72.4	9.1%	1.6	0.3%	74.0	5.3%
Acquisition (Divestiture)	1.8	0.2%	(11.5)	(1.9)%	(9.7)	(0.7)%
Total constant dollar change (non-U.S. GAAP)(2)	74.2	9.3%	(9.9)	(1.6)%	64.3	4.6%
Foreign currency translation	(41.8)	(5.2)%	(28.8)	(4.8)%	(70.6)	(5.0)%
Total change (U.S. GAAP)	32.4	4.1%	(38.7)	(6.4)%	(6.3)	(0.4)%

2022 Net Sales	$829.8	59.3%	$570.6	40.7%	$1,400.4	100.0%

	Nine Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2021 Net Sales	$2,236.3	55.9%	$1,766.0	44.1%	$4,002.3	100.0%

Price	331.6	14.8%	262.9	14.9%	594.5	14.9%
Volume(1)	(34.7)	(1.5)%	(137.0)	(7.8)%	(171.7)	(4.3)%
Total organic change (non-U.S. GAAP)(2)	296.9	13.3%	125.9	7.1%	422.8	10.6%
Acquisition (Divestiture)	4.1	0.2%	(36.3)	(2.0)%	(32.2)	(0.8)%
Total constant dollar change (non-U.S. GAAP)(2)	301.0	13.5%	89.6	5.1%	390.6	9.8%
Foreign currency translation	(94.0)	(4.2)%	(62.9)	(3.6)%	(156.9)	(4.0)%
Total change (U.S. GAAP)	207.0	9.3%	26.7	1.5%	233.7	5.8%

2022 Net Sales	$2,443.3	57.7%	$1,792.7	42.3%	$4,236.0	100.0%

13

Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Americas		EMEA		APAC		Total
2021 Net Sales	$907.4	64.5%	$295.0	21.0%	$204.3	14.5%	$1,406.7	100.0%
Price	129.1	14.2%	35.8	12.1%	11.5	5.6%	176.4	12.5%
Volume(1)	(84.0)	(9.2)%	(16.6)	(5.6)%	(1.8)	(0.9)%	(102.4)	(7.2)%
Total organic change (non-U.S. GAAP)(2)	45.1	5.0%	19.2	6.5%	9.7	4.7%	74.0	5.3%
(Divestiture) Acquisition	(11.5)	(1.3)%	1.8	0.6%	—	—%	(9.7)	(0.7)%
Total constant dollar change (non-U.S. GAAP)(2)	33.6	3.7%	21.0	7.1%	9.7	4.7%	64.3	4.6%
Foreign currency translation	(10.6)	(1.2)%	(40.0)	(13.5)%	(20.0)	(9.7)%	(70.6)	(5.0)%
Total change (U.S. GAAP)	23.0	2.5%	(19.0)	(6.4)%	(10.3)	(5.0)%	(6.3)	(0.4)%

2022 Net Sales	$930.4	66.4%	$276.0	19.7%	$194.0	13.9%	$1,400.4	100.0%

	Nine Months Ended September 30,
(In USD millions)	Americas		EMEA		APAC		Total
2021 Net Sales	$2,535.3	63.3%	$878.7	22.0%	$588.3	14.7%	$4,002.3	100.0%

Price	467.2	18.4%	99.9	11.4%	27.4	4.6%	594.5	14.9%
Volume(1)	(139.1)	(5.5)%	(31.3)	(3.6)%	(1.3)	(0.2)%	(171.7)	(4.3)%
Total organic change (non-U.S. GAAP)(2)	328.1	12.9%	68.6	7.8%	26.1	4.4%	422.8	10.6%
(Divestiture) Acquisition	(36.3)	(1.4)%	4.1	0.5%	—	—%	(32.2)	(0.8)%
Total constant dollar change (non-U.S. GAAP)(2)	291.8	11.5%	72.7	8.3%	26.1	4.4%	390.6	9.8%
Foreign currency translation	(18.4)	(0.7)%	(94.7)	(10.8)%	(43.8)	(7.4)%	(156.9)	(4.0)%
Total change (U.S. GAAP)	273.4	10.8%	(22.0)	(2.5)%	(17.7)	(3.0)%	233.7	5.8%

2022 Net Sales	$2,808.7	66.3%	$856.7	20.2%	$570.6	13.5%	$4,236.0	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-U.S. GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

14

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2022	2021	2022	2021
Adjusted EBITDA from continuing operations:
Food	$185.3	$169.4	$553.4	$484.4
Adjusted EBITDA Margin	22.3%	21.2%	22.6%	21.7%
Protective	109.5	102.7	363.2	319.9
Adjusted EBITDA Margin	19.2%	16.9%	20.3%	18.1%
Corporate	(2.2)	(1.5)	(3.6)	(2.4)
Non-U.S. GAAP Consolidated Adjusted EBITDA	$292.6	$270.6	$913.0	$801.9
Adjusted EBITDA Margin	20.9%	19.2%	21.6%	20.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2022	2021	2022	2021
U.S. GAAP Net earnings from continuing operations	$132.6	$107.8	$396.6	$322.2
Interest expense, net	40.9	42.4	119.3	127.6
Income tax provision	51.4	46.6	153.5	147.0
Depreciation and amortization(1)	59.4	55.2	179.0	170.3
Special Items:
Restructuring charges	0.6	2.4	4.6	4.5
Other restructuring associated costs	1.6	5.4	8.5	15.5
Foreign currency exchange loss due to highly inflationary economies	2.2	0.9	5.9	2.9
Loss on debt redemption and refinancing activities	—	14.7	11.2	14.7
Fair value (gain)/impairment loss on equity investments	—	(6.6)	31.6	(6.6)
Charges related to acquisition and divestiture activity	0.3	0.8	(0.8)	1.9
Other Special Items	3.6	1.0	3.6	1.9
Pre-tax impact of Special items	8.3	18.6	64.6	34.8
Non-U.S. GAAP Consolidated Adjusted EBITDA	$292.6	$270.6	$913.0	$801.9
Reconciliation of Adjusted EBITDA growth to comparable constant currency growth
% growth - Adjusted EBITDA	8%		14%
% currency impact	4%		3%
% comparable constant currency	12%		17%

(1)Depreciation and amortization by segment are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2022	2021	2022	2021
Food	$34.4	$32.3	$103.7	$96.7
Protective	25.0	22.9	75.3	73.6
Consolidated depreciation and amortization(i)	$59.4	$55.2	$179.0	$170.3

(i) Includes share-based incentive compensation of $12.7 million and $41.3 million for the three and nine months ended September 30, 2022, respectively, and $10.6 million and $34.4 million for the three and nine months ended September 30, 2021, respectively.

15